                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         THE SPORTS CLUB COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                             [THE SPORTS CLUB LOGO]


                         THE SPORTS CLUB COMPANY, INC.
                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                             LOS ANGELES, CA 90025

June 18, 1999

Dear Fellow Stockholders:

     It is our pleasure to invite you to the 1999 Annual Meeting of Stockholders of The Sports Club Company, Inc.

     We will hold the meeting on Wednesday, July 21, 1999, at 2:00 p.m. at The Sports Club/LA, 1835 Sepulveda Boulevard, Los Angeles, California. In addition to the formal items of business, we will review recent major developments and answer your questions.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement of the Board of Directors of the Company. The Proxy Statement describes the business that we will conduct at the meeting and provides information about the Company.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

     This year, we have simplified the Proxy Statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we have supported this effort. Clear communication with our stockholders and members is crucial to our efforts to continue to be what we believe is the finest sports and fitness club company in the world.

     We look forward to seeing you at the meeting.

Sincerely,

/s/ MICHAEL D. TALLA                                      /s/ JOHN M. GIBBONS
-------------------------                                 -----------------------
Michael D. Talla                                          John M. Gibbons
Chairman of the Board and                                 President and
Chief Executive Officer                                   Chief Operating Officer

                                      LOGO

                         THE SPORTS CLUB COMPANY, INC.
                          11100 SANTA MONICA BOULEVARD
                                   SUITE 300
                             LOS ANGELES, CA 90025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

THE ANNUAL MEETING OF THE SPORTS CLUB COMPANY, INC. WILL BE HELD:

DATE:  JULY 21, 1999

TIME:  2:00 P.M. PST

PLACE:  THE SPORTS CLUB/LA
       1835 SEPULVEDA BOULEVARD
       LOS ANGELES, CA 90025

AT OUR ANNUAL MEETING, WE WILL ASK YOU TO:

     1. ELECT TWO DIRECTORS FOR THREE-YEAR TERMS AS CLASS II DIRECTORS,

     2. AMEND THE BYLAWS TO INCREASE THE MINIMUM NUMBER OF DIRECTORS OF THE BOARD TO FIVE AND TO INCREASE THE MAXIMUM NUMBER TO NINE,

     3. AMEND OUR 1994 STOCK COMPENSATION PLAN, AND

     4. TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

     THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD ARE BEING MAILED, BEGINNING JUNE 18, 1999 TO OWNERS OF SHARES OF THE COMMON STOCK OF THE SPORTS CLUB COMPANY, INC. IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS. THIS PROXY PROCEDURE IS NECESSARY TO PERMIT ALL STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON TO VOTE.

     Only stockholders owning our Common Stock on May 24, 1999 are entitled to vote at the meeting. A complete list of these stockholders will be available at our corporate offices beginning July 12, 1999. There were 17,768,970 shares of our Common Stock outstanding on May 24, 1999.

     The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY AND TAKE THIS OPPORTUNITY TO VOTE. You can vote your shares at the Annual Meeting only if you are present or represented by proxy. Whether or not you plan on attending the meeting you are encouraged to vote by proxy to ensure that your shares will be represented. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be completed and returned.

                                          By Order of the Board of Directors

                                          /s/ LOIS BARBERIO
                                          -----------------
                                          Lois Barberio
                                          Secretary

Los Angeles, California
June 18, 1999

                               TABLE OF CONTENTS

Questions and Answers About the Annual Meeting and Voting...    1
Proposals Recommended By the Board..........................    4
     Proposal 1. -- Election of Two Directors...............    4
     Proposal 2. -- Approve Amendment To Bylaws To Increase
                    the Minimum Number of Directors To Five
                    and To Increase the Maximum Number of
                    Directors To Nine.......................    4
     Proposal 3. -- Approve Amendment to 1994 Stock
      Compensation Plan.....................................    4
Biographies of Directors and Executive Officers.............    6
Information Regarding Our Board of Directors................    8
     Number of Directors and Terms..........................    8
     Committees.............................................    8
     Attendance at Board and Committee Meetings.............    8
     How We Compensate Directors............................    9
Executive Compensation......................................    9
     How We Compensate Executive Officers...................    9
     Option Grants, Exercises and Year-End Values...........   10
     Unexercised Stock Options and Fiscal Year-End Option
      Values................................................   10
     Employment Agreements with Officers....................   10
Committee Report on Executive Compensation..................   12
Stock Ownership.............................................   14
Section 16 Compliance.......................................   15
Description of Transactions with Our Directors, Officers and
  Principal Stockholders....................................   15
How Our Stock Has Performed Over the Past Several Years.....   18
Other Information...........................................   19
Appendix A -- Amended and Restated 1994 Stock Compensation
  Plan......................................................  A-1

           QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on June 18, 1999 to all stockholders entitled to vote. Stockholders who owned Sports Club Company Common Stock at the close of business on May 24, 1999 are entitled to vote. On this record date, there were 17,768,970 shares of Sports Club Company Common Stock outstanding. Sports Club Company Common Stock is our only class of voting stock. We are also sending along with this Proxy Statement, The Sports Club Company, Inc. 1998 Annual Report, which includes our financial statements.

A list of stockholders eligible to vote will be available at the offices of The Sports Club Company, Inc., 11100 Santa Monica Blvd., Suite 300, Los Angeles, California, beginning July 12, 1999. Stockholders may examine this list during normal business hours for any purpose related to the Annual Meeting.

Q: WHAT AM I VOTING ON?

A: Three proposals. Item numbers refer to item numbers on your proxy card.

     - Item 1. Election of two directors for three-year terms;

     - Item 2. Amend the Bylaws to provide that we will have from five to nine directors and to allow the Board of Directors to determine the size of the Board of Directors from time to time;

     - Item 3. Amend our 1994 Stock Compensation Plan.

Q: HOW MANY VOTES DO I HAVE?

A: Each share of Sports Club Company Common Stock that you own entitles you to one vote. The proxy card indicates the number of shares of Sports Club Company Common Stock that you own.

Q: HOW DO I VOTE BY PROXY?

A: Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named as proxies on your proxy card) will vote your shares as you have directed. Unless otherwise directed in the proxy card, your proxy will vote your shares as recommended by the Board as follows:

     - "FOR" the election of both nominees for director,

     - "FOR" amending the Bylaws to provide that we will have from five to nine directors and to allow the Board of Directors to determine the size of the Board of Directors from time to time,

     - "FOR" amending our 1994 Stock Compensation Plan.

If any other matter is presented, your proxy will vote in accordance with his best judgement. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q: WHAT IF I VOTE AND THEN CHANGE MY MIND?

A: You can revoke your proxy by writing to us, by sending in another proxy with a later date, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are held in more than one account, such as two brokerage accounts registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company, at 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, Telephone: (718) 921-8293.

Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under American Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including election of directors.

If you do not vote your proxy, your brokerage firm may either:

     - vote your shares on routine matters, or

     - leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters.

Accordingly, these shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

You may have granted to your stockbroker discretionary voting authority over your account.

Your stockbroker may be able to vote your shares on the terms of the agreement you have with your stockbroker.

Q: HOW DO I VOTE IN PERSON?

A: If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on May 24, 1999, the record date for voting.

Q: WHO WILL COUNT THE VOTE?

A: The Sports Club Company's transfer agent, American Stock and Transfer & Trust Company, will tally the vote, which will be certified by an Inspector of Election.

Q: IS MY VOTE CONFIDENTIAL?

A: The Sports Club Company has a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the Inspector of Election and tabulators. Your vote cannot be disclosed to the Board or management of the Company except as may be required by law and in other limited circumstances.

Q: HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A: Shares are counted as present at the meeting if the stockholder either:

     - is present and votes in person at the meeting, or

     - has properly submitted a proxy card.

     A majority of the Company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q: HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

A: We use the phrase "Yes vote" to mean a vote for a director. Directors will be elected by a plurality of votes, meaning that the directors with the greatest number of "Yes votes" in the election for directors will be elected.

Q: HOW MANY VOTES MUST THE AMENDMENT TO THE BYLAWS TO INCREASE THE NUMBER OF DIRECTORS HAVE TO PASS?

A: The amendment must receive a Yes vote of a majority of the shares entitled to be voted at the meeting.

Q: HOW MANY VOTES MUST THE AMENDMENT TO THE 1994 STOCK COMPENSATION PLAN HAVE TO PASS?

A: The amendment must receive a Yes vote of a majority of the shares present at the meeting to pass.

Q: WHO DO I CONTACT IF I HAVE A QUESTION?

A: Any questions should be directed to Investor Relations, The Sports Club Company, Inc., 11100 Santa Monica Blvd., Suite 300, Los Angeles, California 90025, Telephone: (310) 479-5200, Fax: (310) 479-8879.

Q: HOW ARE PROXIES SOLICITED?

A: Proxies may be solicited by mail, telephone, or other means by officers, directors and other employees of the Company. No additional compensation will be paid to these individuals in connection with proxy solicitations. The Company pays for distributing and soliciting proxies and reimburses banks, brokers and other custodians their reasonable fees and expenses for forwarding proxies materials to stockholders.

                       PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECTION OF TWO DIRECTORS

     Our Board of Directors is divided into three classes as nearly equal in number as possible. One class is elected at each annual meeting to serve for a three-year term. The number of directors constituting the whole Board is currently seven with two directors standing for re-election at this Annual Meeting. At the Annual Meeting, the two candidates receiving the highest number of votes in the election of Class II directors will be elected as Class II directors. The Board of Directors' nominees for re-election this year are Nanette Pattee Francini and Dennison T. Veru. Each has consented to serve for a three-year term. See page 6 for biographies of both nominees. The other five directors will continue to serve the terms described in their biographies.

     We have no reason to believe that either of the nominees will be unable to act as director. However, if any director is unable to stand for re-election, the Board may either reduce the size of the Board or designate a substitute. If a substitute nominee is named, the proxies may be voted for the election of the substitute.

     If any director resigns, dies or is otherwise unable to serve out their term, or the Board increases the number of directors, the Board may fill the vacancy until the expiration of such director's term.

     DIRECTORS WILL BE ELECTED BY A PLURALITY OF VOTES, MEANING THAT THE TWO NOMINEES WITH THE GREATEST NUMBER OF "FOR" VOTES WILL BE ELECTED AS CLASS II DIRECTORS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF BOTH NOMINEES.

PROPOSAL 2: APPROVE AMENDMENT TO BYLAWS TO INCREASE THE MINIMUM NUMBER OF DIRECTORS TO FIVE AND TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS TO NINE.

     Our Bylaws presently provide that the authorized number of directors shall not be less than four nor more than seven. Within such limits, the exact number of directors is fixed by the Board. Our Board of Directors has approved an amendment to the Bylaws that will provide for a range of between five and nine directors. The Board approved this change to the Bylaws in order to give the Board, which presently has seven members, the ability to change the size of the Board of Directors to allow the Company to elect to the Board candidates whose skills, expertise and participation on the Board will be in the best interest of the Company. There is no plan to add additional members to the Board at the present time.

     A change in the authorized number of directors may have a number of effects on the Company and its stockholders, depending on various future circumstances. A larger Board may make it more difficult for the Company to attract and retain qualified directors; however, the Board has the power to reduce the size of the Board.

     APPROVAL OF THE AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE FOLLOWING RESOLUTION AMENDING OUR BYLAWS:

     "RESOLVED, that Section 2 of Article III of the Bylaws of The Sports Club Company, Inc. shall be amended to read in its entirety as follows:

     Number and Qualifications. The number of directors shall be not less than 5 nor more than nine (the exact number of which shall be the number from time to time fixed by resolution of the Board of Directors) until changed by a duly adopted amendment to the Articles of Incorporation or by a Bylaw amending this Section 2 approved by the affirmative vote of a majority of the outstanding shares entitled to vote."

PROPOSAL 3: APPROVE AMENDMENT TO 1994 STOCK COMPENSATION PLAN

     We are asking for your approval of an amendment to the Company's 1994 Stock Compensation Plan. The Compensation Plan currently provides for the automatic award of 1,000 shares of our Common Stock to each non-employee director on November 15th of each year. On February 2, 1999, the Board, subject to your approval at the Annual Meeting, increased the annual award to 2,000 shares of our Common Stock.

     We have summarized below certain key provisions of the Company's Compensation Plan. Because it is a summary, it may not contain all of the information that is important to you. Before you decide how to vote, you should review the full text of the Compensation Plan, which we have included as Appendix A.

                  DESCRIPTION OF 1994 STOCK COMPENSATION PLAN

PURPOSES:               The purposes of the plan are to promote long-term growth
                        and financial success by attracting, motivating and retaining non-employee directors of outstanding ability, and to foster a greater identity of interest between our directors and our stockholders.

ELIGIBILITY:            Only directors who are not employees of the Company or
                        any of its subsidiaries may participate in the plan.
                        Four of our directors are currently eligible to participate in the plan: Messrs. Collins, Licklider, Turner and Veru.

STOCK GRANT:            With your approval of the proposed amendment, 2,000
                        shares of our Common Stock will be granted to each non-employee director in office on November 15th of each year.

SHARES AVAILABLE:       A total of 50,000 shares of Common Stock were available
                        for issuance under the plan. As of the date of this Proxy Statement, a total of 34,000 shares remain available for awards under the plan.

                        We will adjust the shares that may be granted to the non-employee directors if there are changes in our capitalization.

                        Upon a change of control (as defined in the plan), a merger, or a similar transaction, the plan will terminate.

ADMINISTRATION:         Currently the full Board administers the plan. The Board
                        has authority to adopt rules and regulations that it considers necessary or appropriate to interpret and carry out the purposes of the plan. The Board may delegate administration of the Plan to one or more persons.

AMENDMENT:              The Board has the authority to amend the plan once every
                        six months. However, the Board may not, without your approval:

                        - Materially increase the benefits accruing to
                          participants under the plan,

                        - Materially increase the total number of shares
                          available for issuance, or

                        - Materially modify the requirements for participation
                          in the plan.

TERMINATION:            The Board has the authority to terminate the plan at any
                        time.

TERM: No stock will be granted pursuant to the plan on or after December 31, 2014.

FEDERAL INCOME TAX
INFORMATION:            The award of stock under the plan has an immediate
                        federal income tax effect: the director will recognize taxable income for the fair market value on the date of grant in the year in which the award is made. We will receive a tax deduction in the same amount.

     THE AMENDMENT MUST RECEIVE A YES VOTE OF THE MAJORITY OF THE SHARES PRESENT AT THE MEETING TO PASS. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE 1994 STOCK COMPENSATION PLAN.

                BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS

CLASS II DIRECTORS

NANETTE PATTEE FRANCINI
Age 50
Director since 1994
Term expires 1999                Ms. Pattee Francini began developing sports and
                                 fitness clubs in 1977 and has served as our Executive Vice President and has been principally responsible for overseeing all marketing activities since our inception in 1994. Ms. Pattee Francini has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 sports and fitness clubs, including all the Clubs developed by The
                                 Sports Club Company. Ms. Pattee Fancini holds a
                                 Bachelor of Arts Degree from the University of Arizona.

DENNISON T. VERU
Age 38
Director since 1996
Term expires 1999
                                 Mr. Veru has been President of Awad Asset
                                 Management, a money management division of Raymond James Financial since November 1992. From November 1990 to November 1992, Mr. Veru served as executive Vice President, Investments of Smith Barney, Inc., specializing in small and medium capitalization stocks. Mr. Veru also serves as a director of Lois USA, Inc., a publicly traded company. He is a graduate of Franklin and Marshall College.

CLASS III DIRECTORS

REX A. LICKLIDER
Age 56
Director since 1994
Term expires 2000
                                 Mr. Licklider has been a consultant to us for strategic and financial planning and Vice Chairman of the Board since our inception. He founded Com Systems, Inc. a publicly traded long-distance telecommunications company, and at various times between 1975 and April 1992 served as its Chairman, President and Chief Executive Officer. Mr. Licklider is a founder and director of Pentium Investments, Inc. and a director of Deckers Outdoor Corporation. He also serves on the Board of Directors of The Children's Bureau of Southern California, Los Angeles Youth Programs, Inc. and Marymount High School in Los Angeles, California. Mr. Licklider holds a Bacholer of Arts Degree in Business Administration from the University of Arizona and a Masters in Business Administration from the University of California at Los Angeles.

D. MICHAEL TALLA
Age 52
Director since 1994
Term expires 2000
                                 Mr. Talla began developing sports and fitness clubs in 1977 and has served as our Chief Executive Officer and Chairman of the Board since our inception in 1994. He has been in the the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 20 sports and fitness clubs in the United States, including all the Clubs developed by The Sports Club Company. Mr. Talla holds a Bachelor of Arts Degree in Business Administration from the University of Arizona.

CLASS I DIRECTORS

BRIAN J. COLLINS
Age 39
Director since 1997
Term expires 2001
                                 Mr. Collins has served since December 1996 as Vice President and Chief Financial Officer of Millennium Partners Management LLC, an affiliate of Millennium Entertainment Partners L.P., which is a real estate developer of mixed use urban entertainment projects. In June 1997, he became a principal of Millennium Partners Manage-ment LLC. From March 1993 to November 1996, Mr. Collins was Senior Vice President at Carol Management Corp., an owner and operator of real estate and hotel properties. Mr. Collins holds a Bachelor of Arts Degree from Colgate University and a Masters of Science from New York Graduate School of Business. For so long as Millennium maintains at least a 12% interest in our equity securities, we and certain of our stockholders have agreed with Millennium to cause a nominee of Millennium to be appointed or elected to our Board of Directors. Mr. Collins is currently serving as Millennium's nominee pursuant to this agreement. See "Description of Transactions with Our Directors, Officers and Principal Stockholders."

JOHN M. GIBBONS
Age 50
Director since 1995
Term expires 2001
                                 Mr. Gibbons was hired to serve as our Chief
                                 Financial Officer in May 1994 and became
                                 Executive Vice President in February 1995 and President and Chief Operating Officer in July 1995. From September 1993 until May 1994, Mr. Gibbons was a self-employed financial and business consultant whose clients included the Company. From February 1990 until September 1993, Mr. Gibbons was employed as a Vice President by Com Systems, Inc., a publicly traded long-distance telecommunications company located in Westlake Village, California, serving as General Manager and Senior Vice President from December 1992 to September 1993, and as Chief Financial Officer from August 1991 through December 1992. He holds a Bachelor of Business Administration from Notre Dame and a Masters of Business Administration from the University of Southern California. Mr. Gibbons is a Certified Public Accountant.

ANDREW L. TURNER
Age 52
Director since 1994
Term expires 2001
                                 Mr. Turner has been Chairman of the Board of Directors and Chief Executive Officer of Sun Healthcare Group, Inc., a publicly traded long-term health care services provider, since its formation in 1989. From 1986 to 1989, Mr. Turner served as Chief Operating Officer of Horizon Health Care Corporation, a publicly traded health care services provider. Mr. Turner is also a director of Watson Pharmaceuticals, Inc. a publicly traded pharmaceutical manufacturing company.

OTHER EXECUTIVE OFFICERS

TIMOTHY O'BRIEN
Age 47
Chief Financial Officer 1995
                                 Mr. O'Brien has been our Chief Financial
                                 Officer since February 1995 and since June has also served as Assistant Secretary. From July 1993 until February 1995, he was employed as Vice President/Controller of WCT Communications, Inc., a publicly traded long-distance telecommunications company. From May 1989 until July 1993, Mr. O'Brien was Controller for Com Systems, Inc., a publicly traded long-distance telecommunications company located in Westlake Village, California. Mr. O'Brien has a Bachelor of Business Administration degree from the University of Wisconsin - Madison and is a Certified Public Accountant.

PHILIP J. SWAIN
Age 42
Vice President of Operations
                                 Mr. Swain has served as Vice President of Operations since our inception in 1994. Mr. Swain has been in the sports and fitness industry for more than 20 years and has developed or participated in the development of more than 15 sports and fitness clubs in the United States, including many of our current Clubs.

MARK S. SPINO
Age 44
Vice President of Development
                                 Mr. Spino has served as our Vice President of Development since our inception. Mr. Spino has been in the sports and fitness industry for more than 15 years and has developed or participated in the development of more than 15 sports and fitness clubs in the United States, including many of our current Clubs. Mr. Spino holds a Bachelor of Arts and a Master of Arts degree in physical education from the University of Southern California.

                  INFORMATION REGARDING OUR BOARD OF DIRECTORS

NUMBER OF DIRECTORS AND TERMS

     The Sports Club Company currently has seven directors. Two directors are nominees for re-election this year. The remaining five will continue to serve the terms described in their biographies included in pages 6 - 8 under "Biographies of Directors and Executive Officers." In addition, at the Annual Meeting you will be asked to approve an amendment to the Bylaws which will allow the Board of Directors to increase the size of the Board of Directors to nine, however, there is no plan to add additional members to the Board at the present time.

     The Board is divided into three classes as nearly equal in number as possible. The classes serve staggered three-year terms.

COMMITTEES

     The Board has two permanent committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  The Audit Committee

     - Reviews audit and control functions

     - Reviews accounting principals, policies and practices

     - Confers with independent accountants and management personnel regarding the scope of our audit examination

     - Reviews reports of our independent accountants and our management's response thereto

     - Recommends selection of independent accountants to the Board

     Messrs. Collins, Turner and Veru currently serve as members of the Committee. Mr. Veru serves as Chairman of the Committee. The Committee did not meet during 1998 and has met once during 1999.

  The Compensation Committee

     - Reviews and recommends salaries and bonuses for executive officers

     - Administers our 1994 Stock Incentive Plan with authority to grant options and other equity awards

     Messrs. Collins, Turner and Veru currently serve as members of the Committee. Mr. Turner serves as Chairman of the Committee. The Committee met once during 1998 and has met once in 1999.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 7 meetings in 1998. Except for Ms. Francini, during 1998 each director attended 75% or more of all meetings of the Board and all meetings of committees of which such director was a member. Ms. Francini attended 57% of such meetings.

HOW WE COMPENSATE DIRECTORS

     Directors' fees, paid only to directors who are not employees of the Company, are as follows:

     - Annual retainer fee of $12,000

     - $1,000 for each Board and committee meeting attended

     - Expenses of attending Board and committee meetings

     - Automatic annual award of 1,000 shares of Common Stock of The Sports Club Company granted under the 1994 Stock Compensation Plan each November 15th. At the Annual Meeting, you will be asked to approve an amendment to the 1994 Stock Compensation Plan increasing the annual grant to each director to 2,000 shares.

                             EXECUTIVE COMPENSATION

HOW WE COMPENSATE EXECUTIVE OFFICERS

     The table below shows, for the last three fiscal years, the amount of compensation earned by the Chief Executive Officer and the next five most highly compensated executive officers (the "Named Executive Officers"). The current salaries of such executive officers are described below under "Employment Agreements."

                                                                         LONG-TERM
                                                                        COMPENSATION
                                         ANNUAL COMPENSATION               SHARES        ALL OTHER
                                  ----------------------------------     UNDERLYING     COMPENSATION
        NAME & POSITION           YEAR    SALARY($)(A)      BONUS($)     OPTIONS(#)        ($)(B)
        ---------------           ----    ------------      --------    ------------    ------------
D. Michael Talla................  1998      $243,000(c)     $45,000        30,000          $3,168
  Chief Executive Officer         1997       239,250(c)          --            --           3,135
  And Chairman of the Board       1996       218,000(c)          --            --              --
Nanette Pattee Francini.........  1998       154,800         35,000        30,000             825
  Executive Vice President        1997       145,100         10,000        15,000              --
  And Director                    1996       124,175             --        15,000              --
John M. Gibbons.................  1998       264,108(d)      42,000        30,000           2,534
  President, Chief Operating      1997       245,883(d)      25,000            --           2,637
  Officer and Director            1996       232,800(d)      25,000       225,000           2,256
Mark S. Spino...................  1998       145,000         35,000        30,000           2,775
  Vice President of               1997       134,125         10,000        15,000              --
  Development                     1996       116,795             --        15,000              --
Philip J. Swain.................  1998       155,000         35,000        30,000           2,063
  Vice President of               1997       146,031         15,000        15,000             908
  Operations                      1996       131,375             --        25,000              --
Timothy M. O'Brien..............  1998       146,300         35,000        30,000           3,168
  Chief Financial Officer         1997       137,667         10,000        15,000           2,807
  And Assistant Secretary         1996       122,175          5,000        20,000           1,791

---------------
(a)  Includes automobile allowance.

(b) Represents value of our Common Stock contributed for the benefit of the Named Executive Officer, under the 401-K Profit Sharing Plan, based upon the December 31, 1998 closing market price on the American Stock Exchange of $3 15/16 per share.

(c) Mr. Talla also receives, on an annual basis, 49.9% of the first $300,000 of The Sports Club/LA's net cash flow. This amount is not included in Mr. Talla's compensation. See "Description of Transactions with Our Directors, Officers and Principal Stockholders."

(d) Includes an allowance for living expenses paid to Mr. Gibbons under the terms of his employment agreement.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     The following table describes option grants to the Named Executive Officers during the last fiscal year.

                                                                                  POTENTIAL REALIZABLE
                                             PERCENT OF                             VALUE AT ASSUMED
                                               TOTAL                                 ANNUAL RATES OF
                               NUMBER OF      OPTIONS                                  STOCK PRICE
                                SHARES        GRANTED                               APPRECIATION FOR
                              UNDERLYING         TO       EXERCISE                   OPTION TERM(B)
                                OPTIONS      EMPLOYEES     PRICE     EXPIRATION   ---------------------
           NAME              GRANTED(#)(A)    FOR 1998     ($/SH)       DATE        5%($)      10%($)
           ----              -------------   ----------   --------   ----------   ---------   ---------
D. Michael Talla...........     30,000          8.77%      $8.25     4/27/2003    $155,651    $394,451
Nanette Pattee Francini....     30,000          8.77        8.00     4/14/2008     150,935     382,498
John M. Gibbons............     30,000          8.77        8.00     4/14/2008     150,935     382,498
Mark S. Spino..............     30,000          8.77        8.00     4/14/2008     150,935     382,498
Phillip J. Swain...........     30,000          8.77        8.00     4/14/2008     150,935     382,498
Timothy M. O'Brien.........     30,000          8.77        8.00     4/14/2008     150,935     382,498

---------------
(a) All grants are incentive stock options granted under the terms of our 1994 Stock Incentive Plan, at an exercise price equal to or greater than 100% of the fair market value of our Common Stock on the date of grant. Except for the options granted to Mr. Talla, which expire five years from the date of grant, these options expire ten years from the date of grant, and all of these options become exercisable in 33 1/3% increments on the first three anniversaries of the grant.

(b) The dollar amounts listed below are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the SEC and are not intended to forecast possible future appreciation, if any, of our Common Stock. If our Common Stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

UNEXERCISED STOCK OPTIONS AND FISCAL YEAR-END OPTION VALUES

     None of the Named Executive Officers exercised stock options during the last fiscal year. The following table provides information with respect to unexercised stock options outstanding as of December 31, 1998.

                                              NUMBER OF SHARES UNDERLYING          VALUE OF IN-THE-MONEY
                                             UNEXERCISED OPTIONS AT FISCAL     UNEXERCISED OPTIONS AT FISCAL
                                                      YEAR-END(A)                       YEAR-END(B)
                                             ------------------------------    ------------------------------
                                             EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                   NAME                          (#)              (#)              ($)              ($)
                   ----                      ------------    --------------    ------------    --------------
D. Michael Talla...........................          0           30,000          $      0         $     0
Nanette Pattee Francini....................     15,000           45,000            12,500           6,250
John M. Gibbons............................    225,000           30,000           210,937               0
Mark S. Spino..............................     15,000           45,000            12,500           6,250
Philip J. Swain............................     21,667           48,333            20,834          10,416
Timothy M. O'Brien.........................     43,334           46,666            16,459           8,228

---------------
(a)  All options were granted under our 1994 Stock Incentive Plan.

(b) The in-the-money options had exercise prices of less than the $3 15/16 closing price of our Common Stock on the American Stock Exchange on December 31, 1998. The calculations of value assume exercise of the options on December 31, 1998.

EMPLOYMENT AGREEMENTS WITH OFFICERS

     We have entered into employment agreements with D. Michael Talla, as Chief Executive Officer, and Nanette Pattee Francini, as Executive Vice President, each of which expire on December 31, 2000. The agreements provide for annual compensation of $200,000 payable to Mr. Talla, and $115,000 payable to Ms. Pattee Francini, subject to upward adjustment at the discretion of the Board of Directors. In 1997, the Compensation Committee of the Board of Directors increased Mr. Talla's annual salary to $225,000 and in

1998 Ms. Pattee Francini's annual salary was increased to $155,000. We may terminate either employment agreement for cause without penalty.

     The employment agreements with Mr. Talla and Ms. Pattee Francini entitle each executive to annual performance bonuses in the discretion of the Board of Directors. The employment agreements also include severance provisions which entitle each executive officer to severance pay if his or her employment is terminated by us without cause; if the executive dies or is disabled; or if the executive terminates the agreement as a result of our material breach of our obligations thereunder (up to six months' pay for Ms. Pattee Francini and up to twelve months' pay for Mr. Talla). We may terminate either agreement for "cause" in which case no severance payments would be owed to the terminated executive. "Cause" will be deemed to exist if the executive participates in conduct materially harmful to us, is adjudged guilty of a felony, demonstrates gross inattention to his/her duties, breaches any fiduciary duty to us or violates any material term of the agreement. In addition, the employment agreements provide Mr. Talla and Ms. Pattee Francini with additional severance benefits upon termination of employment following the occurrence of any one of the following events (each, a "Change in Control") without the approval of a majority of the Board of Directors: (i) the consolidation or merger of us with any other corporation or other entity; (ii) the sale or other transfer of all or substantially all of our assets; (iii) the approval by our stockholders of a plan of liquidation or dissolution of us; (iv) any person becomes the beneficial owner directly or indirectly of 25% or more of our outstanding Common Stock; or
(v) a change occurs in the composition of a majority of our Board of Directors (unless approved by two-thirds of our Board of Directors). If at any time within two years after the occurrence of any one of the foregoing events Mr. Talla's or Ms. Pattee Francini's employment is terminated (other than for cause, incapacity or death), or Mr. Talla or Ms. Pattee Francini elects to terminate his or her employment for "good reason", he or she is entitled to receive severance compensation equal to the lesser of: (i) the maximum amount which does not constitute a "parachute payment" as defined in Section 28OG of the Internal Revenue Code of 1986, as amended; or (ii) an amount equal to three times the aggregate of (A) his or her base annual salary then in effect, (B) the car allowance, Club memberships and insurance benefits paid for the employee during the one-year period immediately prior to termination, and (C) bonuses accrued but unpaid through the date of termination of employment. Under the agreements, "good reason" includes the relocation of the executive officer's place of employment, reduction of compensation or benefits, the assignment of any duties inconsistent with the executive's position or any other action which diminishes the executive's position, authority or duties, which determination shall be made in good faith by the executive. If the employment of Mr. Talla or Ms. Pattee Francini were terminated within two years following a Change in Control as a result of the occurrence of any of the foregoing events (assuming that neither would be entitled to any performance bonus), the aggregate approximate amounts payable to Mr. Talla and Ms. Pattee Francini would be $757,046 and $486,173, respectively.

     Effective June 1, 1998, we entered into an employment agreement with Mr. Gibbons which will remain in effect until terminated as described below. The agreement provides for an annual base salary of $250,000, subject to annual review and upward adjustment at the discretion of the Board of Directors, and entitles Mr. Gibbons to participate in any management bonus program the Board of Directors may implement from time to time. Additionally, Mr. Gibbons receives $40,000 for living expenses each year, and a car allowance. The Board, in its discretion, may also award him a bonus of up to twenty percent (20%) of his annual gross base salary. Pursuant to the agreement, effective April 15, 1998, the Compensation Committee of the Board of Directors granted Mr. Gibbons an incentive stock option to purchase 30,000 shares of our Common Stock at an exercise price of $8.00 per share, vesting in three equal installments on April 15 of 1999, 2000 and 2001 or earlier, upon a change of control (as defined in the agreement).

     We may terminate the agreement without cause, if Mr. Gibbons dies or becomes disabled and may also terminate it with "cause," if Mr. Gibbons participates in conduct materially harmful to us, is adjudged guilty of a felony, demonstrates gross inattention to his duties, breaches any fiduciary duty to us or violates any material term of the agreement. Mr. Gibbons may also terminate the agreement without cause at any time. If Mr. Gibbons is terminated by us other than for "cause," he will be entitled to receive one year of severance pay at his base salary in effect on the date of termination.

     We do not have written employment agreements with Messrs. Spino, Swain and O'Brien, who currently receive annual base salaries of $150,000, $160,000 and $150,000, respectively.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed entirely of non-employee members of our Board of Directors. Currently Messrs. Collins, Turner and Veru serve on the Committee. The Committee reviews and approves each of the elements of our executive compensation program and assesses both the competitiveness and effectiveness of the program. In addition, the Committee administers the 1994 Stock Incentive Plan.

COMPENSATION PHILOSOPHY

     Our overall executive compensation philosophy is intended to achieve the following three goals:

     - To reward the achievement of our strategic goals and the creation of stockholder value,

     - To maintain a close relationship between compensation and stockholder value, and

     - To secure, develop, motivate and retain a high quality management team.

     This philosophy is used not only in determining executive compensation, but is also evident in our overall salary structure.

     The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. We currently intend to recommend compensation amounts and plans which will result in all compensation payments being fully deductible pursuant to
Section 162(m) of the Internal Revenue Code.

COMPONENTS OF EXECUTIVE COMPENSATION

  Base Salaries

     Base salary levels for all executive officers are reviewed annually. As part of this process, we review the compensation packages offered by other companies. We also give consideration to the experience, responsibilities, management and leadership abilities of our executive officers and their actual performance on behalf of the Company, as well as compensation policies prevailing generally within the industry and within the Peer Group described under "How Our Stock Has Performed Over the Past Several Years."

  Incentive Compensation

     The Committee also supplements base compensation through discretionary performance-based bonuses. In February 1996, the Committee adopted a program under which bonuses are to be calculated as a percentage of base salary based upon increased operating income. For a bonus to be awarded operating income must increase at least 7% over operating income in the prior year. The Committee has chosen to continue this bonus plan in each of the years 1997 and 1998.

     In 1998, operating income increased 35%. Based on this significant improvement, in March 1999, the Committee recommended and the Board approved the following bonuses:

Michael T. Talla............................................  $60,000
John M. Gibbons.............................................  $55,000
Nanette Pattee Francini.....................................  $45,000
Timothy O'Brien.............................................  $45,000
Philip J. Swain.............................................  $45,000
Mark Spino..................................................  $45,000

     The Committee retains discretionary authority to determine the amount of any bonus within the program and may also award other bonuses based on individual performance.

  Stock Options

     The Committee believes that long-term incentive compensation in the form of stock options will motivate officers and key employees to improve the long-term performance of the Common Stock and thus directly increase stockholder value. Stock options may also be used to attract new executives. The 1994 Stock Incentive Plan provides a means by which executive officers and other key employees can build an investment in the Company which will align such employees' economic interests with the interests of the stockholders. Such options are generally granted at the prevailing market price of the Common Stock and will only have value if the market price increases. Generally, stock options vest over a period of time from date of grant, and the optionee must be associated with the Company at the time of vesting in order to exercise the option. In addition to providing performance incentives to employees, stock options provide us with a form of non-cash compensation which allows us to provide benefits to employees without making cash expenditures. Accordingly, the Committee views the grant of options as an effective component of the over-all executive compensation program.

     In determining an option grant the Committee also takes into account the outstanding options held by each individual executive officer and the projected value of the options based on historical and assumed appreciation rates for the Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee is responsible for recommending the compensation of the Chief Executive Officer and bases such recommendation upon the same factors as those employed by the Committee for other executive officers. In determining Mr. Talla's salary the Committee focuses on the achievement of earnings and growth goals.

     In 1997 Mr. Talla's base salary was increased to $225,000. In April 1998, Mr. Talla received a bonus of $45,000 and was awarded options for the purchase of 30,000 shares of Common Stock at a price of $8.25 per share, which amount equaled 110% of the fair market value of the Common Stock on the date of grant. Earlier this year Mr. Talla received a performance bonus of $65,000. The Committee may in the future establish additional specific quantitative and/or qualitative goals, the accomplishment of which will be considered in fixing Mr. Talla's compensation. In addition, the Committee will take into account amounts received by Mr. Talla in respect of his interest in The Sports Club/LA's net cash flow as described in "Description of Transactions with our Directors, Officers and Principal Stockholders."

                                          Compensation Committee

                                          Brian J. Collins
                                          Andrew L. Turner
                                          Dennison Veru

                                STOCK OWNERSHIP

     The following table shows the shares of our Common Stock beneficially owned as of April 30, 1999 by our directors, executive officers and stockholders that beneficially owned more than 5% of the 18,053,470 shares of our Common Stock then outstanding.

                                                                                  TOTAL AND PERCENT OF
                                    SHARES           OPTIONS        SHARES HELD     STOCK OUTSTANDING
        NAME AND ADDRESS             OWNED         EXERCISABLE         UNDER      ---------------------
     OF BENEFICIAL OWNER(A)       DIRECTLY(B)   WITHIN 60 DAYS(C)   401-K PLAN     NUMBER       PERCENT
     ----------------------       -----------   -----------------   -----------   ---------     -------
D. Michael Talla................   4,424,198          10,000           1,144      5,199,119(d)   28.80%(d)
Nanette Pattee Francini.........     256,107          35,000             210      5,199,119(d)   28.80%(d)
Mark S. Spino...................     227,969          35,000             705      5,199,119(d)   28.80%(d)
Philip J. Swain.................     163,164          45,000             622      5,199,119(d)   28.80%(d)
John M. Gibbons.................      75,500         235,000           1,712        312,212       1.73%
Timothy O'Brien.................       3,000          63,334             865         67,199           *
The Licklider Living Trust Dated
  May 2, 1986...................   1,305,662              --              --      1,305,662       7.23%
Andrew L. Turner................      75,000              --              --         75,000           *
Dennison T. Veru................      23,000              --              --         23,000           *
Brian J. Collins................      33,001              --              --         33,001           *
All Directors and Executive
  Officers as a Group (10
  persons)......................   6,586,601         423,334           5,258      7,015,193      38.86%
Millennium(e)...................   4,846,713              --              --      4,846,713      26.85%
Baron Capital Group, Inc.(f)....   1,650,000              --              --      1,650,000       9.14%

---------------
 *  Less than 1%

(a) The address of all directors and executive officers is c/o The Sports Club Company, Inc. at 11100 Santa Monica Blvd., Suite 300, Los Angeles, California 90025.

(b) Includes shares for which the named person is considered the owner because:

        1. the named person has sole voting and investment power,

        2. the spouse has voting and investment power, or

        3. the shares are held by other members of the immediate family.

(c) Includes shares that can be acquired through stock option exercises through June 30, 1999.

(d) The named persons are parties to a voting agreement relating to our Common Stock that requires each party to vote his or her shares in the manner determined by holders of a majority of the shares held by all parties. The agreement is effective until October 20, 2004 or until terminated by persons holding 66 2/3% of the shares subject to the agreement. The parties to the voting agreement in effect each control the voting of all shares held by the parties to the agreement and under SEC rules each is deemed to be the beneficial owner of all shares subject to the agreement. The total number of shares of our Common Stock held by the parties without giving effect to beneficial ownership resulting from the voting agreement is:

                                                  SHARES HELD    TOTAL SHARES HELD
                  NAMED PERSON                     DIRECTLY      (SEE ABOVE TABLE)
                  ------------                    -----------    ------------------
D. Michael Talla:
  Individually..................................   4,274,961
  Spouse........................................      30,953
  Trusts for two minor children.................     129,428
                                                   ---------
          Total.................................                     4,435,342
Nanette Pattee Francini.........................                       291,317
Mark S. Spino...................................                       263,674
Philip J. Swain.................................                       208,786
                                                                     ---------
          All Parties to Voting Agreement.......                     5,199,119
                                                                     =========

---------------
(e) The Millennium shares are held by the following affiliates:

        1. Millennium Partners LLC owns 2,253,863 shares

        2. Millennium Development Partners L.P. owns 970,400 shares

        3. MDP Ventures I LLC owns 80,600 shares

        4. MDP Ventures II LLC owns 916,850 shares

        5. Millennium Entertainment Partners L.P. owns 625,000 shares

    The address of all such entities is c/o Millennium Partners Management LLC, 1995 Broadway, New York, New York, 10023.

(f) Based on information contained in a report on Schedule 13G filed by Baron Capital Group, Inc. (and affiliates) with the SEC on March 4, 1999. Baron Capital Group, Inc. is a registered investment advisor located at 767 Fifth Avenue, New York, NY 10153.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and greater-than-10% stockholders to file reports with the Securities and Exchange Commission and the American Stock Exchange on changes in their beneficial ownership of our Common Stock and to provide the Company with copies of the reports. Based on our review of these reports and certifications furnished to us, we believe that all such filings required to be made during 1998 were made, except that, as a result of administrative oversight, a report relating to a single transaction by Andrew L. Turner was filed late.

                DESCRIPTION OF TRANSACTIONS WITH OUR DIRECTORS,
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     From time to time we have entered into transactions with our officers, directors and stockholders. We believe that each of the following transactions has been on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between us and any of our directors or officers are subject to the approval of the disinterested directors. Set forth below is a list of all such transactions occurring within the last two years.

     Messrs. Talla and Licklider. We have a 50.1% interest in the partnership that owns The Sports Club/ LA and Mr. Talla beneficially owns the remaining 49.9%. The partnership agreement provides that, on an annual basis, the partners will share in the first $300,000 of the Club's net cash flow in proportion to their percentage interests. The next $35.0 million of net cash flow will be distributed to us. All distributions of net cash flow thereafter, if any, will be made to the partners in proportion to their percentage interests. Under certain circumstances, we have an option to purchase Mr. Talla's interest in the partnership for an amount equal to four times the amount of his most recent annual distribution from the partnership.

     Effective August 1996, Mr. Licklider entered into a consulting agreement with us pursuant to which Mr. Licklider received $10,000 per month, plus reimbursement for reasonable and necessary expenses. Effective with the commencement of the consulting agreement, Mr. Licklider resigned from the audit and compensation committees of the Board of Directors. Under the terms of the agreement, Mr. Licklider provided a minimum of 60 hours of service per month outside the normal scope of his duties as a director and advised us with respect to strategic and financial matters. By mutual consent, the agreement was not renewed upon its expiration on July 31, 1998.

     In April 1997, RM Sports Club, Inc., a company owned by Messrs. Talla and Licklider, entered into an agreement to purchase the Vertical Club in New York and in connection therewith made a $1.0 million non-refundable deposit. In April 1998, RM Sports Club, Inc. transferred its rights under the purchase agreement to us for a purchase price equal to $1.0 million.

     In January 1998, Messrs. Talla and Licklider purchased a 7,000 square foot parcel of land adjacent to property owned and used by The Sports Club/LA. In February 1999, we acquired the property from them for $637,422, such price being equal to the purchase price paid by Messrs. Talla and Licklider, minus rental income received by them, plus an interest credit on their investment at an annual rate of 6.56%. The acquired property is currently leased to a non-affiliated third party.

     We are currently negotiating a transaction whereby we would sell the property we own in Thousand Oaks, California and leaseback the facility from the buyer. Under the terms of the proposed sale we would receive $10.0 million at the close and an additional $2.0 million upon fulfillment of certain conditions by us. Under the terms of the proposed transaction, base monthly rent would be $110,000, subject to increases every five years tied to the Consumer Price Index. The Thousand Oaks property consists of the Spectrum Club - Thousand Oaks, unimproved office space and a parking area. It is anticipated that Mr. Licklider will beneficially own approximately a 10% interest in the buyer and trusts for the benefit of Mr. Talla's minor children will beneficially own approximately a 12% interest in the buyer of the property.

     Millennium. Millennium is a partner in the Reebok-Sports Club/NY partnership as well as the landlord of the building in which Reebok Sports Club/NY is located. The partnership pays rent to Millennium in the amount of $2.0 million per year, and the partnership agreement provides for a first priority annual distribution to Millennium of $3.0 million.

     In June 1997, we issued to Millennium 2,105,263 shares of our Common Stock in exchange for $10.0 million, consisting of $5.0 million in cash and certain interests of Millennium in the Reebok-Sports Club/NY partnership, including a 9.9% interest in the partnership and a $2.5 million promissory note issued by the partnership. We also granted to Millennium certain registration and preemptive rights regarding its shares. In addition, for so long as Millennium maintains at least a 12% interest in our equity securities, we and certain of our stockholders have agreed to cause a nominee of Millennium to be appointed or elected to the Board of Directors. Pursuant to this agreement Brian J. Collins, an officer of Millennium, is currently serving as a member of our Board of Directors.

     In December 1997, we sold 625,000 shares of Common Stock to Millennium for $5.0 million, which we used to fund the cash portion of the acquisition of four Spectrum Clubs. In addition, Millennium acquired properties underlying two of the Clubs for $10.0 million and until April 29, 1999, leased these properties to us under a financing lease agreement. The lease provided for an annual rent of $1.0 million. On April 29, 1999 we purchased the leased property for $10.4 million, which was equal to $10.0 million plus all costs incurred by Millennium in connection with the acquisition of such property, plus a 12% compound return on its total investment. Concurrently with the acquisition of one of these properties, we sold the property to an unaffiliated third party. (The Club operated on this property was closed in March, 1999.)

     In June 1998, we acquired land from an unaffiliated third party in Houston, Texas, for approximately $3.1 million, on which we intend to build a Sports Club. Millennium agreed that, if we could not obtain satisfactory financing for this development, Millennium would acquire the land and negotiate with us to develop a Sports Club on the site. We were able to acquire the land without assistance from Millennium, and this Agreement has expired.

     We have entered into leases with Millennium relating to Sports Clubs to be developed in San Francisco and Washington D.C. and we are negotiating the terms of a lease for a Sports Club in Boston. The leases for the San Francisco and Washington D.C. developments provide for base rental payments of $3.0 million per year, for a term of 20 years, and for three 14-year renewal options. In addition, once we have received an amount equal to a management fee equal to 6% of all revenues, an amount equal to our investment in the Club, an 11% annual return on our investment in the Club and an additional distribution sufficient to reduce our average base rental payment for each Club to $2.75 million per year, Millennium is entitled to receive 20% of all additional cash flows from each Club as additional rent. The lease for the Boston development is expected to contain similar terms, except that the base rental payment is expected to be $2.75 million per year. We expect each of the Clubs to be approximately 100,000 square feet.

            HOW OUR STOCK HAS PERFORMED OVER THE PAST SEVERAL YEARS

     The chart below sets forth line graphs comparing the performance of our stock against the American Stock Exchange ("AMEX") market index and a peer group of eight companies.

     The peer group is composed of:

     - Callaway Golf Company

     - Carnival Corp

     - Ben & Jerry's Homemade, Inc.

     - Bally Total Fitness Holding Corporation

     - Cedar Fair LP, Family Golf Centers, Inc.

     - National Golf Properties, Inc.

     - U.S. Physical Therapy, Inc.

     - Family Golf Centers, Inc.

     We believe the peer group is an accurate representation of entities engaged in the sports and fitness business.

     The graph shows a comparison of cumulative total returns for our Common Stock, all AMEX listed companies and the peer group, each of which assumes an initial value of $100 on October 13, 1994, the date of our initial public offering. These indexes are included for comparative purposes only and do not necessarily reflect management's opinion that such indexes are an appropriate measure of the relative performance of the stock involved. The graph is not intended to forecast or be indicative of possible future performance of our Common Stock.

                COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG THE SPORTS CLUB COMPANY, INC.,
                  THE AMEX MARKET VALUE INDEX AND A PEER GROUP

                                                THE SPORTS CLUB COMPANY,
                                                          INC.                     PEER GROUP               AMEX MARKET VALUE
                                                ------------------------           ----------               -----------------
10/13/94                                                   100                         100                         100
12/94                                                       75                          94                          95
3/95                                                        71                          99                         101
6/95                                                        57                         101                         109
9/95                                                        58                         105                         119
12/95                                                       35                         115                         119
3/96                                                        36                         131                         125
6/96                                                        30                         141                         126
9/96                                                        30                         150                         125
12/96                                                       32                         153                         127
3/97                                                        51                         164                         127
6/97                                                        60                         188                         139
9/97                                                        95                         207                         157
12/97                                                      103                         237                         154
3/98                                                       103                         290                         168
6/98                                                        83                         316                         163
9/98                                                        69                         249                         141
12/98                                                       44                         361                         157

    * $100 INVESTED ON 10/13/94 IN STOCK OR ON 9/30/94
     IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

     The lines represent index levels derived from closing stock prices on the last trading day of the month indicated.

                               OTHER INFORMATION

     This section describes other information that you should read before you vote.

SUBMISSION OF STOCKHOLDER PROPOSALS

     If you want to submit proposals for possible inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders, you must do so on or before February 18, 2000. Proposals must be received by the Secretary of the Company at its principal office (11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025). It is suggested that any such proposal be submitted by certified mail, return receipt requested.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Our Board has selected the firm of KPMG Peat Marwick LLP as the Company's independent public accountants for the 1999 fiscal year. During 1998 KPMG Peat Marwick LLP provided audited services which included examination of the Company's annual consolidated financial statements. Representatives of KPMG Peat Marwick LLP are expected to attend the meeting in order to respond to stockholder questions. They will also have an opportunity to make a statement to the stockholders.

FINANCIAL STATEMENTS

     This Proxy Statement does not contain financial statements. However, financial statements for the fiscal year ended December 31, 1998 are included in the 1998 Annual Report, enclosed with this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by which any solicitation is made.

                                          By Order of the Board of Directors,

                                          /s/ LOIS BARBERIO
                                          -------------------
                                          Lois Barberio
                                          Corporate Secretary

Los Angeles, California
June 18, 1999

                                   APPENDIX A

                         THE SPORTS CLUB COMPANY, INC.

                              AMENDED AND RESTATED
                          1994 STOCK COMPENSATION PLAN

                                   ARTICLE 1

                            GENERAL PURPOSE OF PLAN

     The name of this plan is The Sports Club Company, Inc. 1994 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to enable The Sports Club Company, Inc. (the "Company") to obtain and retain the services of the types of non-employee Directors who will contribute to the Company's long range success and to provide for incentives that are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

          "Administrator" shall have the meaning as set forth in Article 3.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          "Committee" means a committee of at least two Disinterested Persons appointed by the Board to administer the Plan.

          "Company" means The Sports Club Company, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

          "Director" means a member of the Board.

          "Eligible Person" means any Director of the Company that is not an employee of the Company or any subsidiary of the Company.

          "Grant Date" means November 15 of each year of the Plan.

          "Grantee" means an Eligible Person who is granted stock pursuant to the Plan.

          "Plan" means The Sports Club Company, Inc. 1994 Stock Compensation Plan, as the same may be amended or supplemented from time to time.

          "Stock" means the Common Stock, par value $0.01 per share, of the Company.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1  The Administrator.

          (a) Administrator. The Plan shall be administered by either (i) the Board; or (ii) such person or persons appointed by the Board (the person or group that administers the Plan is referred to as the "Administrator").

          (b) Powers in General. The Administrator shall have the power and the authority to grant stock to Eligible Persons, pursuant to the terms of the Plan.

          (c) Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions;
     (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (iv) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

                                   ARTICLE 4

                             STOCK SUBJECT TO PLAN

     4.1 Subject to adjustment as provided in Article 8, the total number of shares of Stock reserved and available for issuance under the Plan shall be 50,000 shares.

                                   ARTICLE 5

                                  ELIGIBILITY

     5.1 Each Director of the Company who is an Eligible Person, shall be eligible to be granted Stock hereunder subject to limitations set forth in this Plan.

                                   ARTICLE 6

                                  STOCK GRANT

     6.1 2,000 shares of Stock shall be granted to each Eligible Person on each Grant Date.

                                   ARTICLE 7

                           AMENDMENT AND TERMINATION

     7.1 The Board may amend, alter or discontinue the Plan, but not more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, but no amendment, alteration or discontinuation shall be made which without the approval of shareholders would:

          (a) materially increase the benefits accruing to Eligible Persons under the Plan;

          (b) materially increase the total number of shares of Stock reserved for the purposes of the Plan; or

          (c) materially modify the requirements for eligibility under the Plan.

                                   ARTICLE 8

  CHANGES IN CAPITALIZATION; SPLITS; LIQUIDATIONS, MERGERS AND REORGANIZATIONS

     8.1 Stock Splits. The aggregate shares of Stock that may be granted to Eligible Persons under the Plan may be proportionately adjusted by the Administrator for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, a reverse stock split, a subdivision or consolidation of shares or other similar capital adjustment, the payment of a stock dividend or any other increase or decrease in such shares effected without receipt of consideration by the Company. Any such determination by the Administrator shall be conclusive.

     8.2 Reorganization. Upon the dissolution or liquidation of the Company or upon any reorganization, merger, consolidation pursuant to which the Company does not survive (except for reincorporation of the Company in another state) or sale of all or substantially all of the assets of the Company or upon a change in composition of the Board (not approved by a majority of the Board in office at the time of such change) that results in a change of "control" of the Company (for purposes of this Section 8.2, "control" is defined in Rule 405 of the Securities and Exchange Act of 1933, as amended), the Plan shall terminate. The grant of Stock pursuant to the Plan shall not affect in any way the abilities of the Company to change or adjust its capital structure or to merge, consolidate, dissolve, liquidate or to sell or transfer all or any part of its business or assets.

                                   ARTICLE 9

                               GENERAL PROVISIONS

     9.1  General Restrictions.

          (a) Issuance of Stock and Compliance with Securities Act. The Company may postpone the issuance and delivery of Stock to Eligible Persons until
     (i) the admission of such shares of Stock to listing on any stock exchange on which Stock of the Company of the same class is then listed, and (ii) the completion of such registration or other qualification of such Stock under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any Eligible Person shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue Stock in compliance with the provisions of the Securities Act of 1933, as amended, and any applicable state law. All Stock issued and delivered pursuant to the Plan may be subject to such restrictions, including without limitation a requirement of obtaining an opinion of counsel upon any sale, transfer, assignment or other disposition, as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws.

          (b) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9.2 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     9.3 Indemnification. In additional to such other rights of indemnification as they may have, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonable withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

                                   ARTICLE 10

                             EFFECTIVE DATE OF PLAN

     10.1 The Plan shall become effective on the date on which the Plan is adopted by the Board and approved by the shareholders.

                                   ARTICLE 11

                                  TERM OF PLAN

     11.1 No Stock shall be granted pursuant to the Plan on or after December 31, 2014.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                         & DATE IT ABOVE


                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                         THE SPORTS CLUB COMPANY, INC.

                                 JULY 21, 1999


[Arrow Down] Please Detach and Mail in the Envelop Provided [Arrow Down]

A [X] Please mark your
      votes as in this
      example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1. Election of 2 Class II Directors    FOR          WITHHOLD
                                                   AUTHORITY
                                       [ ]            [ ]
   NOMINEES: Nanette Pattee Francini and Dennison T. Veru
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL,
    WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED.)

   --------------------------------------------------------------

                                            FOR    AGAINST    ABSTAIN
2. Approve amendment to Company's Bylaws.   [ ]      [ ]        [ ]

3. Approve amendment to Company's 1994      [ ]      [ ]        [ ]
   Stock Incentive Plan.

The undersigned hereby acknowledges receipt of the Proxy Statement dated
June 18, 1999 and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.

SIGNATURE                                               DATE
          -------------------------------------------       --------------------

                                                        DATE
          -------------------------------------------       --------------------
                  SIGNATURE IF HELD JOINTLY

Note: Both should sign if shares are held in joint tenancy; if signing as attorney, executor, administrator, trustee or guardian, give full title; if a corporation, sign full corporate name by President or authorized officer, if a partnership, sign partnership name by authorized person.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE




          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         THE SPORTS CLUB COMPANY, INC.

     I/We hereby appoint D. Michael Talla, John M. Gibbons and Timothy O'Brien, or any one of them acting alone in the absence of the others, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The Sports Club Company, Inc. held of record by me/us on May 24, 1999, at the Annual Meeting of Stockholders to be held on July 21, 1999, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT THEREOF.

                    (PLEASE VOTE AND SIGN ON THE OTHER SIDE)